Exhibit 23.1

                            Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                             2851 South Parker Road
                                    Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Planet Resources, Corp. on Form S-1 of my Report of Independent Registered Public Accounting Firm, dated September 4, 2008, on the balance sheet of Planet Resources, Corp. as at July 31, 2008, and the related statements of operations, stockholders' equity, and cash flows for the period from April 24, 2008 (date of inception) through July 31, 2008.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

                                             RONALD R. CHADWICK, P.C.

Aurora, Colorado
September 12, 2008                           /s/ Ronald R. Chadwick, P.C.
                                             -----------------------------------